Exhibit 5.1

May 26, 2016

Global Brass and Copper Holdings, Inc.

475 N. Martingale Road, Suite 1050

Schaumburg, IL 60173

        Re: Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Global Brass and Copper Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) relating to the registration of 2,250,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to the grant of certain restricted stock and other awards or upon the exercise of certain stock options (collectively, the “Plan Awards”) that may be granted after the date hereof pursuant to the Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan, as amended and restated effective May 26, 2016 (the “2013 Plan”).

This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement, as filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act;

(ii) the amended and restated certificate of incorporation of the Company, as currently in effect (the “Certificate of Incorporation”);

(iii) the amended and restated by-laws of the Company, as currently in effect;

(iv) the 2013 Plan;

(v) resolutions adopted by the board of directors of the Company relating to, among other things, the reservation and authorization for issuance of the Common Stock covered by the Registration Statement, the filing of the Registration Statement and the approval of the 2013 Plan; and

(vi) the certificates of the inspector of election certifying as to the approval of the 2013 Plan by the Company’s stockholders at the Company’s 2016 Annual Meeting of Stockholders held on May 26, 2016.

We have also examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Company’s board of directors, or a duly authorized committee thereof, has approved or will have approved the grant of each Plan Award prior to the grant thereof. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the requisite corporate action on behalf of the Company and, when issued, paid for and delivered pursuant to the terms and in the manner set forth in the 2013 Plan and any applicable award documentation, including, if applicable, the payment of the specified exercise price therefor, and assuming that the Shares have been and remain duly reserved for issuance within the limits of the Common Stock then remaining authorized but unissued under the Certificate of Incorporation, will be validly issued, fully paid and nonassessable.

The foregoing opinion is based upon and limited to the General Corporation Law of the State of Delaware, as amended (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. This opinion letter is being furnished solely in connection with the offer, sale and issuance of the Shares and may not be used, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP